                                                                   Exhibit 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-63393, No. 333-77879, No. 333-86069, No.
333-86071, No. 333-30512) of CSK Auto Corporation of our report dated April 16, 2002 relating to the consolidated financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated April 16, 2002 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
Phoenix, Arizona
April 22, 2002